SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

   Date of Report
November 16, 1999

                     CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive offices) (Zip code)

                           (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2.   DISPOSITION OF ASSETS.

On October 15, 1999, the Registrant signed a Letter of Intent to acquire all of the outstanding capital stock of XEN Corporation (XEN). The acquisition is subject to due diligence, the execution of a detailed acquisition agreement, and approval by each company's Board of Directors. It is anticipated that the transaction, which will be financed through bank borrowings under the Registrant's line of credit, will close by December 31, 1999.

XEN, a privately held company with approximately 70 employees, is headquartered in Fairfax, Virginia, and has other offices in Denver, Colorado. XEN provides quality systems engineering, engineering design, distance learning, training development, multi-media support, electronic commerce, and data security services to national intelligence organizations, the Department of Defense, and the U.S. Navy. XEN reported revenues of $8.5 million for its fiscal year ended September 30, 1999.

A copy of the Registrant's November 9, 1999 press release regarding CACI's execution of a Letter of Intent to acquire XEN is attached as an Exhibit to this current report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

99.1   Press Release dated November 9, 1999, announcing the Registrant's execution of a Letter of Intent to acquire XEN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CACI International Inc
                      (Registrant)

By:	/s/

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary